Exhibit 99.1

For Immediate Release

RABOBANK,  MID-STATE BANCSHARES AGREE TO $851 MILLION ACQUISITION OF MID-STATE BANK & TRUST

RABOBANK EXPANDS CALIFORNIA RETAIL BANK TO 81 BRANCHES, $7.5 BILLION IN ASSETS

Mid-State’s Commitment to Serving Local Communities to Continue

November 2, 2006 — Roseville, CA and Arroyo Grande, CA — Rabobank, the Dutch financial services leader specializing in community banking and agricultural finance, and Mid-State Bancshares (NASDAQ: MDST), the holding company for Mid-State Bank & Trust, today announced an acquisition agreement through which Mid-State Bank & Trust will become part of the Rabobank Group.  Upon completion, Mid-State Bank & Trust will be merged into Rabobank, N.A., Rabobank’s community banking subsidiary in California.

Mid-State Bank & Trust is an independent community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura counties.  Since opening its doors in 1961, the Mid-State Bank & Trust has grown to 41 retail offices and 7 commercial loan centers serving more than 100,000 households.  For the first nine months of 2006, Mid-State Bancshares reported diluted earnings of $1.17 per share on net income of $26.6 million.  As of September 30, 2006, Mid-State Bank & Trust had total assets of $2.37 billion, loans of $1.57 billion, and deposits of $2.02 billion.

Under the terms of the acquisition agreement, Rabobank will acquire all of the shares of Mid-State Bancshares, through a merger with a Rabobank subsidiary, for a purchase price of $37 per share in cash, or a total purchase price of $851 million, which represents a 23% premium over the average share price of Mid-State Bancshares common stock in October.  The transaction is expected to close in the second quarter of 2007, subject to approval by Mid-State Bancshares shareholders and the receipt of all required regulatory approvals.  Sandler O’Neill & Partners, L.P., a financial advisory and investment banking firm, served as financial advisor to the board of directors of Mid-State Bancshares for the transaction and rendered a fairness opinion to the board.

“We are delighted to announce this agreement with Mid-State Bank & Trust, and look forward to welcoming Mid-State employees and customers into the Rabobank family,” said Ronald Blok, Chief Executive Officer of Rabobank, N.A.  “This union is an ideal match of two organizations with wholly complementary footprints as well as similar lines of business, market positioning, and client demographics.  Equally compelling are the strong cultural values shared by Rabobank and Mid-State:  a commitment to superior customer service, a focus on personalized banking relationships, and a high level of involvement in the local community.  Together, we will be able to provide a more extensive network of branches and ATMs and an even broader array of attractive financial products and services to customers throughout San Luis Obispo, Santa Barbara and Ventura counties, while continuing to meet the high standards for service excellence and community engagement to which Rabobank and Mid-State are committed.”

Carrol Pruett, Chairman of the Board of Mid-State Bancshares, said, “This agreement is the next step in the evolution of Mid-State as a premier financial services provider on the Central Coast of California.  Rabobank and Mid-State are a good fit and we look forward to being part of the combined organization.  We both have strong roots in agricultural areas, an emphasis on friendly, hometown service, and a deep commitment to the communities we serve.”

Rabobank’s Growing California Presence

“This transaction is a further step in Rabobank’s strategy to expand our presence in California communities and key agricultural markets across the U.S.,” said Cor Broekhuyse, Chairman of the Board of Rabobank, N.A. and Regional Manager for Rabobank International in the Americas. “It gives us an additional foothold in an important region in California from which we can provide customers with high quality banking services.  We will invest in the growth of the Mid-State network and leverage the combined resources, knowledge and financial capabilities of both banks to provide a full range of competitive products to meet the financial needs of the businesses, organizations, municipalities, agricultural clients and households throughout the region.”

The addition of Mid-State is geographically complementary to Rabobank’s existing California footprint and will significantly increase the size of its retail banking operations, creating a network of 81 branches and 13 commercial loan centers spanning many prime California markets, and an organization with nearly 1700 employees and approximately $7.5 billion in total assets.  Rabobank will keep all 41 Mid-State branches open and plans to invest further in the development of the bank’s franchise.

Rabobank, N.A. currently provides full retail and commercial banking services from 40 locations spanning 600 miles, from the Imperial Valley through the Central Valley and up to the Sacramento area.   Rabobank began its California retail banking operations with the December 2002 acquisition of Valley Independent Bank, and subsequently more than doubled that bank’s assets and capital, while also expanding into new markets and undertaking the remodeling and upgrading of its banking facilities.  In January 2006, Rabobank acquired Community Bank of Central California, adding 14 branches to its then 26-branch network as well as 300 employees and $1.25 billion in assets.

Over this period, Rabobank also committed significant support to the local California communities it serves, most notably entering into a 10-year naming rights agreement with the Rabobank Arena, Theater and Convention Center in Bakersfield, a premier concert and exhibition venue serving the Central Valley, and donating $2 million to the National Steinbeck Center in Salinas, resulting in the renaming of the Rabobank Agriculture Museum and creation of the Rabobank Endowment Fund at the Center.

Community-Focused Banking From a AAA Leader

A century-old cooperative bank with a strong commitment to community banking and long heritage in agricultural finance, Rabobank Group brings tremendous resources, competitive pricing and deep financial expertise to each of its client relationships, backed by its $650 billion in assets and AAA credit rating.  The bank’s many international businesses are each managed locally, so that customers enjoy the advantages of Rabobank Group’s financial strength and safety, along with the responsiveness of a community bank and personal access to trusted, experienced bankers who are knowledgeable about the local market.

Rabobank follows this localized strategy in its California banking business, approaching the state as several individual regions based on geography and market characteristics rather than as a  single homogenous market.  With this regional strategy, Rabobank is able to fulfill its mission of being a true community bank in each of its different markets: highly responsive to the needs of local customers, tailored in its community outreach, and more agile with regard to local business and marketing initiatives.

Combining Mid-State With Rabobank

In keeping with Rabobank’s regional approach in California, the Mid-State franchise will continue to operate as a local bank within the Rabobank, N.A. organization following the acquisition, with significant autonomy in terms of branch management, business development, community outreach and other key functions.  James W. Lokey, Chief Executive Officer of Mid-State Bank & Trust, will become President of Rabobank, N.A. with responsibility for the entire Mid-State region following the acquisition.  He and Carrol Pruett will both join the board of directors of Rabobank, N.A.

“This is an exciting move forward for our customers, shareholders, employees and the communities we serve,” said Mr. Lokey.  “As part of Rabobank, we will be able to offer our customers new products and services and significantly expand our agricultural financing capabilities.  Our shareholders will receive an attractive cash price and our employees will continue to serve customers and support our business as they currently do, while being part of a larger organization that shares our culture and offers new opportunities.  This agreement will give us greater resources to continue being Partners in Your Community.”

“Over the next few months, we will evaluate the best way to combine the two organizations,” said Mr. Blok, “while maintaining the features that make Mid-State so special:  experienced management, talented and dedicated employees, high quality customers, and a strong branch network.  Mid-State customers can be assured that they will continue to work with the same local bank staff and continue to receive the same high level of service they always have from Mid-State.  We at Rabobank are enthusiastic about the opportunity to put our banking services, resources and expertise to work for customers throughout San Luis Obispo, Santa Barbara and Ventura counties.”

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Media Contacts

Rabobank:	Lynne Burns	212/365-4303	Lynne.Burns@rabobank.com
Mid-State:	Andy Frokjer	805/473-6885	AFrokjer@midstatebank.com
	Leslie Stone	805/473-6849	LStone@midstatebank.com
Rabobank Group:	Raymond Salet	(+31) 3021 62832	R.Salet@rn.rabobank.nl

Rabobank Group is a financial services leader providing retail and institutional banking and agricultural finance solutions in key markets around the world.  From its century-old roots as a finance cooperative founded by Dutch farmers, Rabobank has grown into one of the 25 largest banks worldwide with approximately US$650 billion in assets and operations in over 35 countries.  Rabobank is the only private bank in the world with the highest possible credit rating from both Standard & Poor’s (AAA) and Moody’s Investor Service (Aaa), and is ranked as the world’s third safest bank by Global Finance magazine.  In the Americas, Rabobank is a leading financier to all segments of the agriculture industry, providing wholesale banking services to food and agribusiness clients and agricultural lending to farmers, ranchers, input suppliers, and manufacturers, as well as a specialist in sophisticated, customer-driven solutions in the Global Financial Markets and Corporate Finance arenas.

In California, Rabobank offers full retail and commercial banking services through Rabobank, N.A., a community-oriented bank serving local businesses, individuals, organizations, agricultural customers, commercial real estate investors and developers, and communities from 40 locations extending 600 miles from the California border with Mexico up to the Sacramento area and throughout the Central Coast.  Visit www.RabobankAmerica.com

Mid-State Bancshares is a $2.3 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara and Ventura counties.  Since opening its doors in 1961, Mid-State Bank & Trust has grown to 41 offices serving more than 100,000 households.   www.midstatebank.com

Forward Looking Statements:  Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act including, but not limited to, statements that are predictions of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties, including the risk that the proposed acquisition may not be consummated. The following factors, among others, could cause actual results to differ materially from those described herein or from past results: the failure to obtain regulatory approval for the proposed transaction; the failure of Mid-State  Bancshares shareholders to approve the transaction; the inability to obtain, or meet conditions imposed for, required regulatory approvals and consents; other economic, business, competitive and/or regulatory factors affecting Mid-State’s and Rabobank’s businesses generally; and the risk of future catastrophic events including possible future terrorist related incidents.  Neither Mid-State Bancshares nor Rabobank undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.

Additional Information and Where to Find it:

Investors and security holders are urged to carefully review and consider Mid-State Bancshares’ public filings with the SEC, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the reporting periods in 2006.  Investors seeking additional information about VIB Corp/Rabobank, National Association may visit the website at www.rabobankamerica.com.  The documents filed by Mid-State Bancshares with the SEC may be obtained free of charge at Mid-State Bancshares’ website at www.midstatebank.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from Mid-State Bancshares by requesting them in writing to Mid-State Bancshares, Attention: Investor Relations, 1026 Grand Avenue, Arroyo Grande, CA, 93420, or by telephone at: 805/473-6829.

This press release may be deemed to be solicitation material in respect of the proposed acquisition of Mid-State Bancshares.  Mid-State Bancshares intends to file a proxy statement and other documents regarding the proposed acquisition with the SEC. Before making any voting or investment decision, investors and security holders of Mid-State Bancshares are urged to carefully read the entire proxy statement, when it becomes available, as well as any amendments or supplements, because they will contain important information about the proposed acquisition. A definitive proxy statement will be sent to the shareholders of Mid-State Bancshares seeking any required shareholder approvals. Investors and security holders will be able to obtain the proxy statement free of charge from Mid-State Bancshares by writing to the address provided in the paragraphs above.

Mid-State Bancshares, its directors, executive officers and certain other persons may be soliciting proxies from Mid-State Bancshares shareholders in favor of the approval of the acquisition. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and proxy statement when they become available.